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                                                                    EXHIBIT 99.2


     The undersigned hereby certifies that he is the duly appointed and acting Chief Financial Officer of the Company, and hereby further certifies as follows.

         1. The Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, as amended, which this certificate accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2. The information contained in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, as amended, which this certificate accompanies, fairly presents, in all material respects, the financial condition and results of operations of the Company.

     In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

                                     /s/ Philip Waltrip
                                    --------------------------------------
                                     Philip Waltrip
                                     Vice President, Chief Financial Officer and
                                     Assistant Secretary

Date:  9/30/02